CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-238944, 333-233776 and 333-227949) and Form S-8 (Nos. 333-235832, 333-227947, 333-226532, 333-225625, 333-225623, 333-220890, 333-219828, 333-208346, 333-206783 and 333-205609) of PayPal Holdings, Inc. of our report dated February 4, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 4, 2021